EXHIBIT 4.2

         Voting Agreements and Term Sheet for Exchange of (I) Cash and Newco Common Stock for 13% Senior Notes due 2010 Issued by Mpower Holding Corporation and (II) Newco Common Stock for Series C and Series D Preferred Stock Issued by the Company.

                                VOTING AGREEMENT


         This Voting Agreement dated as of February 22, 2002 (the "Agreement") is made by and among (i) the undersigned holders or managers of discretionary accounts that hold or beneficially own (each, a "Consenting Noteholder" and collectively the "Consenting Noteholders") the 13% Senior Notes due 2010 (collectively, the "Notes") governed by the Indenture, dated as of March 24, 2000 (the "Indenture"), by and between Mpower Holding Corporation (the "Company") and HSBC Bank USA, as trustee (the " Indenture Trustee") and (ii) the Company (each of the foregoing, a "Party", and collectively, the "Parties").

                                    RECITALS

         WHEREAS, the Company is a communications company that offers, through its subsidiaries, local dialtone, long distance, Internet access via dial-up or dedicated Symmetrical Digital Subscriber Line ("SDSL") technology, voice over SDSL ("VoSDSL") and other voice and data services primarily to small and medium size business customers;

         WHEREAS, the Company has determined that a prompt restructuring, recapitalization or exchange transaction concerning or impacting the Notes and the issued and outstanding shares of Series C and Series D Preferred Stock issued by the Company (collectively, the "Preferred Stock") would be in the best interests of its creditors and shareholders;

         WHEREAS, at the Company's request, certain of the holders of the Notes formed an ad hoc committee (the "Ad Hoc Committee") for the purposes of negotiating a restructuring, recapitalization or exchange transaction whereby the Notes would be exchanged for cash and common stock of the Company, and the Preferred Stock would be exchanged for common stock of the Company pursuant to the terms and conditions set forth in the Term Sheet (defined below and in this Voting Agreement) and this Agreement (the "Transaction");

         WHEREAS, each Consenting Noteholder is the holder of record or if not a holder of record, then the beneficial owner, of a claim, as defined in section 101(5) of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code") arising out of, or related to, the Notes (a "Noteholder Claim");

         WHEREAS, the Ad Hoc Committee has retained Milbank, Tweed, Hadley & McCloy LLP ("Milbank"), as legal counsel, and Jefferies & Company, Inc. ("Jefferies"), as financial advisor, at the expense of the Company, all of which have been involved in the negotiation of a Transaction;

         WHEREAS, the Parties intend to implement the Transaction through a confirmed plan of reorganization for the Company (the "Plan") in a voluntary bankruptcy case (the "Bankruptcy Case") to be commenced by the Company by filing a petition (the "Petition") under chapter 11 of the Bankruptcy Code;

         WHEREAS, subject to execution of definitive documentation and appropriate approvals of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the following sets forth the agreement between the Parties concerning their respective obligations.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    AGREEMENT

SECTION 1. MEANS FOR EFFECTUATING THE TRANSACTION. To implement the Transaction, the Company has agreed, on the terms and conditions set forth herein and pursuant to the terms and conditions of the Term Sheet (defined below), to consummate, and to cause each of its direct and indirect subsidiaries to consummate (to the extent necessary), the Transaction through the Plan, the requisite acceptances of which will be solicited after the Company commences the Bankruptcy Case by filing the Petition under chapter 11 of the Bankruptcy Code, and to use its commercially reasonable best efforts to have the Plan confirmed by the Bankruptcy Court, as expeditiously as possible under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the local bankruptcy rules of the Bankruptcy Court (the federal and local rules being, the "Bankruptcy Rules"). Prior to the Filing Date, the Company will determine whether any of its operating subsidiaries will also file petitions under chapter 11 of the Bankruptcy Code commencing reorganization cases (the "Chapter 11 Cases").

SECTION 2. CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE OF PLAN. The Company agrees that, prior to the Effective Date, unless otherwise expressly permitted by this Agreement, the Company:

         (a) shall not, at any time following the Filing Date, disburse or transfer any cash, securities or other assets or property outside the ordinary course of business without Bankruptcy Court approval.

         (b) shall not repurchase, exchange, redeem or otherwise retire any of its (i) Notes for aggregate consideration exceeding 15.5% of the principal amount of any Note or (ii) Preferred Stock for aggregate consideration exceeding $1 per share; and

         (c) shall and shall cause each of its direct and indirect subsidiaries to (i) maintain its good standing under the laws of the State or other jurisdiction in which it is incorporated or organized, and (ii) notify the Consenting Noteholders of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated or threatened) which could reasonably be anticipated to materially adversely affect the business, property, or financial condition of the Company considered as one enterprise, except to the extent such disclosure contains material, non-public information, in which case the Company shall instead immediately notify Milbank and Jefferies.

SECTION 3. TERM SHEET. The term sheet, dated as of February 22, 2002 annexed hereto as Exhibit A (the "Term Sheet"), is incorporated herein and is made part of this Agreement.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Sheet. The general terms and conditions of the Transaction are set forth in the Term Sheet, however, the Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistencies between the terms of this Agreement and the Term Sheet, this Agreement shall govern.

SECTION 4. CONSENTING NOTEHOLDERS' COMMITMENTS REGARDING A TRANSACTION.

         4.01. VOTE SUBJECT TO COURT APPROVED DISCLOSURE STATEMENT.

         Each Consenting Noteholder agrees that so long as it (or a client or an account for which it has discretion) is the holder of record or the beneficial owner of a Noteholder Claim, subject to the conditions that (i) the material terms of any applicable agreements implementing the Transaction, including, without limitation, the Plan, embody and are consistent with the terms and conditions set forth in the Term Sheet, (ii) all final documents that are material to the Transaction, including, but not limited to, the amended and restated certificate of incorporation and by-laws, are in form and substance reasonably satisfactory to a Consenting Noteholders' Majority and all agreements that are material to the Transaction have been or will be entered into by all applicable parties and have or will become valid, binding and enforceable, (iii) no Consenting Noteholders' Termination Event (as defined in the Term Sheet) shall have occurred and be continuing, including any Consenting Noteholders' Termination Event arising under subparagraph n. in the "Consenting Noteholders' Termination Event" section of the Term Sheet even if relief from the automatic stay under section 362 of the Bankruptcy Code, to the extent it has been sought in connection with effecting such Consenting Noteholders' Termination Event, has not been granted after the Bankruptcy Court has entered a final order with respect to the motion seeking such relief, (iv) the Company has not terminated this Agreement after the occurrence of a Company Termination Event and none of its direct and indirect subsidiaries shall have taken any action materially inconsistent with the terms and conditions set forth in this Agreement, and (v) no other termination of this Agreement has occurred pursuant to the terms set forth under Section 8 and Section 12.10 of this Agreement, it shall, when solicited, subject to the acknowledgements contained in Section 9 hereof, vote to support the Plan; provided, however, that no Consenting Noteholder shall be barred from (x) objecting to compliance with Bankruptcy Code section 1125 or other applicable law relating to the sufficiency of the disclosures contained in the accompanying disclosure statement for the Plan (the "Disclosure Statement"), if it believes the Disclosure Statement or other document received by such Consenting Noteholder lacks adequate information (as defined in section 1125(a)(1) of the Bankruptcy Code) or contains a material misstatement or omission or (y) taking any action that does not directly or indirectly conflict with the provisions of the Term Sheet.

         4.02. TRANSFER OF CLAIMS, INTERESTS AND SECURITIES.

         Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Noteholder to sell, use, assign, transfer or otherwise dispose of any of the securities of, or claims against, the Company, provided, however, that for a period commencing as of the date such Consenting Noteholder executes this Agreement until the earlier to occur of (i) the occurrence of a Consenting Noteholders' Termination Event, (ii) the Company's termination of this Agreement after the occurrence of a Company Termination Event, (iii) any other termination of this Agreement pursuant to the terms set forth under Section 8 and Section
12.10 of this Agreement and (iv) the Effective Date of the Plan (such period, the "Restricted Period"), such transfer shall be void and without effect unless and until the transferee delivers to the Consenting Noteholder transferor and the Company, within five (5) days after the date of such transfer, a written agreement containing, among other things, a provision substantially similar to the provision set forth in Exhibit B attached hereto pursuant to which such transferee shall assume all obligations of the Consenting Noteholder transferor hereunder in respect of the Noteholder Claims transferred (such transferees, if any, to also be a "Consenting Noteholder" hereunder); provided that any securities of the Company acquired by a Consenting Noteholder after the date such Consenting Noteholder executes this Agreement shall not be subject to the restrictions on transfer and the assumption of obligations by any transferee as set forth in this Section 4.02.

         4.03. REPRESENTATION OF CONSENTING NOTEHOLDERS' HOLDINGS.

         Each of the Consenting Noteholders represents that, as of the date such Consenting Noteholder executes and delivers this Agreement, it is the beneficial owner of, and/or the investment adviser or manager (with the power to vote and dispose of all or substantially all of the aggregate principal amount of the Notes, and/or issued and outstanding shares of Common Stock, as set forth on its signature page (collectively, the "Relevant Securities") on behalf of their beneficial owners) of discretionary accounts for the holders or beneficial owners of the Relevant Securities.

         4.04. REPRESENTATION OF THE COMPANY.

         The Company represents that, as of the Filing Threshold Date, the Company shall not (i) have resolved to engage in any merger, consolidation, Partial Asset Sale, Asset Sale or the purchase or acquisition of all or a substantial part of the assets of another entity and (ii) have been a party to any agreement or have engaged in any discussions or negotiations with any person that is reasonably likely to lead to any merger, consolidation, Partial Asset Sale, Asset Sale, or the purchase or acquisition of all or a substantial part of the assets of another entity, except to the extent previously disclosed to Jefferies; and the Company represents that, as of the Plan and Disclosure Statement Filing Date, the Company shall not have any unsecured creditors owed in the aggregate more than twenty thousand dollars ($20,000) other than the holders of the Notes, the holders of the Senior Secured Notes and the Operating Company (in connection with intercompany debt), and other than Rothschild Inc., Shearman & Sterling, Jefferies & Company, Inc., and Milbank, Tweed, Hadley & McCloy LLP, to the extent they are unsecured creditors of the Company as of the Plan and Disclosure Statement Filing Date.

SECTION 5. THE COMPANY'S UNDERTAKINGS.

         5.01 CONSUMMATION OF TRANSACTIONS AND CONFIRMATION OF PLAN.

         After the Filing Threshold Date, the Company shall, and shall cause its direct and indirect subsidiaries, to, as applicable, to (i) take all acts necessary to effectuate and consummate the transactions contemplated by the Term Sheet and the Plan as expeditiously as possible and (ii) implement all steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Plan, in each case, as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules.

         5.02 THIRD PARTY APPROVALS.

         The Company shall use its commercially reasonable best efforts, and shall cause its direct and indirect subsidiaries to use their commercially reasonable best efforts, to obtain all regulatory, governmental, administrative, and third party approvals of the Transaction and confirmation of the Plan.

SECTION 6. MUTUAL REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each of the Parties represents, warrants, and covenants to the others the following as of the date of this Agreement, each of which is a continuing representation, warranty, and covenant:

         6.01. ENFORCEABILITY.

         This Agreement is a legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

         6.02. NO CONSENT OR APPROVAL.

         Except as expressly provided in this Agreement, no consent or approval is required by any other person or entity in order for it to carry out the provisions of this Agreement.

         6.03 POWER AND AUTHORITY. Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

         6.04 AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

         6.05 GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration, filing, consent, approval, or notice to, or other action by, any federal, state or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required under the federal securities laws, (ii) in connection with the Bankruptcy Case, the approval of the Disclosure Statement and confirmation of the Plan, (iii) any filings, notifications, or approvals required by the regulatory body of one or more jurisdictions, including but not limited to California, Nevada, and North Carolina, and (iv) any filings, notifications, or approvals required by the regulatory body of one or more jurisdictions, including but not limited to Ohio, that are required to be made or obtained by any party before that party, directly or indirectly, owns, controls, holds the power to vote, of holds the power to vote proxies that constitute, a percentage of the total voting power of the Company and/or Mpower Communications Corp. that would result in that party acquiring actual or presumed control thereof.

         6.06 MUTUAL RELEASE. It has executed and delivered to the other a mutual release, substantially similar to the form annexed hereto as Exhibit C (each, a "Mutual Release").

SECTION 7. NO WAIVER OF PARTICIPATION AND RESERVATION OF RIGHTS. Except as expressly provided in this Agreement and in any Mutual Release between a Consenting Noteholder and the Company referred to in Section 10 hereof, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Consenting Noteholders to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any Bankruptcy Case filed by the Company or any of its affiliates and subsidiaries. If the transactions contemplated by this Agreement or in the Plan are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

SECTION 8. TERMINATION EVENTS OF AGREEMENT. The termination events for this Agreement and the Term Sheet are as set forth in and are incorporated by reference to the Term Sheet.

SECTION 9. ACKNOWLEDGMENT. This Agreement and the Term Sheet and the transactions contemplated herein and therein are the product of negotiations between the Company and the Ad Hoc Committee and their respective representatives. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan. Each of the Consenting Noteholders' acceptance of the Plan will not be solicited until it has received a Disclosure Statement approved by the Bankruptcy Court.

SECTION 10. EFFECTIVENESS; AMENDMENTS. This Agreement shall become effective and binding upon each of the Parties that have executed and delivered counterpart signature pages hereto. Each Consenting Noteholder acknowledges, by its execution of this Agreement, that the Company has executed and delivered a counterpart signature page to this Agreement as of the date hereof. Once effective, this Agreement may not be modified, amended, or supplemented (except as expressly provided herein) as to any Consenting Noteholder except in writing signed by the Company and such Consenting Noteholder.

SECTION 11. IMPACT OF APPOINTMENT TO OFFICIAL COMMITTEE. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on any official committee appointed in the Bankruptcy Cases (an "Official Committee"), the terms of this Agreement shall not be construed so as to limit such Consenting Noteholder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such Official Committee, and any such exercise (in the sole discretion of such Consenting Noteholder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement (but the fact of such service on an Official Committee shall not otherwise affect the continuing validity or enforceability of this Agreement).

SECTION 12. MISCELLANEOUS.

         12.01. FURTHER ASSURANCES.

         The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties herein, whether the same occurs before or after the date of this Agreement.

         12.02. COMPLETE AGREEMENT.

         This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party. All Parties shall receive advance written notice of any proposed material changes to the Plan.

         12.03. PARTIES.

         This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in
Section 4.02 hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         12.04. HEADINGS.

         The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

         12.05. GOVERNING LAW.

         THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

         12.06. EXECUTION OF AGREEMENT.

         This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

         12.07. INTERPRETATION.

         This Agreement is the product of negotiations between the Company and the Ad Hoc Committee, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

         12.08. CONFIDENTIALITY.

         All information obtained in the course of the negotiations leading up to this Agreement shall be treated as confidential information pursuant to the confidentiality agreements previously executed between the Company and certain of the Consenting Noteholders, which such confidentiality agreements are incorporated by reference as if fully set forth herein with respect to such Consenting Noteholders.

         12.09. FEES AND EXPENSES.

         Unless the Consenting Noteholders shall have materially breached any provision of this Agreement, the Company shall pay in full on the day immediately prior to the Filing Date all fees and expenses that are due and owing to Milbank and Jefferies under their respective engagement letters.

         The Company agrees that it shall continue to pay, subject to Bankruptcy Court approval, the reasonable fees and expenses of Milbank and Jefferies, as legal and financial advisors to the

Ad Hoc Committee, from and after the commencement (and through the conclusion) of the Bankruptcy Cases and through the earlier to occur of (x) the consummation of the Plan and (y) the termination of this Agreement by the Company or the Consenting Noteholders, whether or not an Official Committee is appointed and, if an Official Committee is appointed, whether or not Milbank and Jefferies are selected as advisors to the Official Committee; provided, however, that if Milbank and Jefferies are selected as advisors to the Official Committee, then the Company's obligations to pay their respective fees and expenses under this Agreement, with respect solely to fees incurred after the date of such selection, shall terminate. Notwithstanding the foregoing, the Company, Milbank and Jefferies shall remain bound by and subject to the terms and conditions of the engagement letters between the Company and each of Milbank and Jefferies (the "Engagement Letters"), and in the event of any inconsistencies between the terms of this Agreement and such Engagement Letters, the Engagement Letters shall govern.

         12.10. TERMINATION.

         This Agreement shall automatically terminate and have no further force or effect if either (x) the Conditions have not been satisfied (and the Filing Threshold Date has not occurred) on or before March 29, 2002 or (y) the Company has terminated the Consent Solicitation and the Conditions have not been satisfied at such time. In addition to any other termination provisions contained in this Agreement and the Term Sheet, this Agreement shall be terminable via written notice to all of the Parties upon unanimous written agreement of the Company and a Consenting Noteholders' Majority to terminate this Agreement; provided, however, that such termination of this Agreement shall not restrict the Parties' remedies for a prior breach hereof.

Exhibit 4.2

   Voting Agreements and Term Sheet for Exchange of (I) Cash and Newco Common Stock for 13% Senior Notes due 2010 Issued by Mpower Holding Corporation and
(II) Newco Common Stock for Series C and Series D Preferred Stock Issued by the
                                    Company.

         12.11. SUCCESSORS AND ASSIGNS.

         This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in the Bankruptcy Cases. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint.

         12.12. NOTICES.

         All notices hereunder shall be deemed given if in writing and delivered, if sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses and telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice)

                  (1) IF TO THE COMPANY, TO:

                      Mpower Holding Corporation Mpower Communication Corp. 175 Sully's Trail, Suite 300 Pittsford, NY 14534
                      Attention: Russell I. Zuckerman, Senior Vice
                      President, General Counsel and Secretary Telecopier:
                      (585) 218-0165

                      WITH COPIES TO:

                      Shearman & Sterling
                      599 Lexington Avenue
                      New York, NY 10022-6069
                      Attention:  Douglas P. Bartner, Esq.
                      Telecopier: (212) 848-7179

                  (2) IF TO A CONSENTING NOTEHOLDER OR A TRANSFEREE
                      THEREOF, TO THE ADDRESSES OR TELECOPIER NUMBERS SET FORTH BELOW FOLLOWING THE CONSENTING NOTEHOLDER'S SIGNATURE (OR AS DIRECTED BY ANY TRANSFEREE THEREOF), AS THE CASE MAY BE WITH COPIES TO:

                      Milbank, Tweed, Hadley & McCloy LLP
                      1 Chase Manhattan Plaza
                      New York, NY 10005-1418
                      Attention:  Dennis F. Dunne, Esq.
                      Telecopier: (212) 822-5770

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.


                                     MPOWER HOLDING CORPORATION



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                 [CONSENTING NOTEHOLDERS SIGNATURE PAGES FOLLOW]











                     SIGNATURE PAGE TO THE VOTING AGREEMENT
  BY AND AMONG MPOWER HOLDING CORPORATION AND THE CONSENTING NOTEHOLDERS PARTY
                                     THERETO

Date Executed:  February __, 2002
                                             -----------------------------------
                                             PRINT NAME OF CONSENTING NOTEHOLDER


                                             -----------------------------------
                                             Name:
                                             Title:

                                             Address:
                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                             Attention:
                                                      --------------------------

                                             Telephone:
                                                      --------------------------

                                             Facsimile:
                                                      --------------------------

                                             Aggregate principal amount
                                             of Notes beneficially
                                             owned or managed on
                                             behalf of accounts that
                                             hold or beneficially own
                                             such Notes:

                                             $
                                              ----------------------------------


                                             Aggregate number of
                                             shares of issued and
                                             outstanding Common Stock
                                             beneficially owned or
                                             managed on behalf of
                                             accounts that hold or
                                             beneficially own such
                                             securities:

                                             -----------------------------------






                     SIGNATURE PAGE TO THE VOTING AGREEMENT
     BY AND AMONG MPOWER HOLDING CORPORATION AND THE CONSENTING NOTEHOLDERS
                                 PARTY THERETO

                                    EXHIBIT A


                                   Term Sheet








                                   [attached]

                                    EXHIBIT B


                        PROVISION FOR TRANSFER AGREEMENT



         The undersigned ("Transferee") hereby acknowledges that it has read and understands the Voting Agreement between Mpower Holding Corporation and [Transferor Consenting Noteholder Name], inter alia, and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound.



                                                 By:
                                                    ----------------------------
                                                    [Transferee Name]

                                    EXHIBIT C

                             Form of Mutual Release


                                   [attached]

                                VOTING AGREEMENT


         This Voting Agreement dated as of March 18, 2002 (the "Agreement") is made by and among (i) the undersigned holders or managers of discretionary accounts that hold or beneficially own (each, a "Consenting Preferred Stockholder" and collectively the "Consenting Preferred Stockholders") the issued and outstanding shares of Series C and Series D Preferred Stock (collectively, the "Preferred Stock") issued by Mpower Holding Corporation (the "Company") and (ii) the Company (each of the foregoing, a "Party", and collectively, the "Parties"). Reference is made to (a) the Voting Agreement dated as of February 22, 2002 (the "Consenting Noteholders' Voting Agreement"), among (i) the holders or managers of discretionary accounts that hold or beneficially own (each, a "Consenting Noteholder" and collectively, the "Consenting Noteholders") the 13% Senior Notes due 2010 (collectively, the "Notes") governed by the Indenture, dated as of March 24, 2000 (the "Indenture"), by and between the Company and HSBC Bank USA, as trustee, (the "Indenture Trustee") and (ii) the Company and (b) the Consenting Noteholder Side Agreement (defined below).

                                    RECITALS

         WHEREAS, the Company is a communications company that offers, through its subsidiaries, local dialtone, long distance, Internet access via dial-up or dedicated Symmetrical Digital Subscriber Line ("SDSL") technology, voice over SDSL ("VoSDSL") and other voice and data services primarily to small and medium size business customers;

         WHEREAS, the Company has determined that a prompt restructuring, recapitalization or exchange transaction concerning or impacting the Notes and the Preferred Stock would be in the best interests of its creditors and shareholders;

         WHEREAS, at the Company's request, certain of the holders of the Notes formed an ad hoc committee (the "Ad Hoc Committee") for the purposes of negotiating a restructuring, recapitalization or exchange transaction whereby the Notes would be exchanged for cash and common stock of the Company, and the Preferred Stock would be exchanged for common stock of the Company pursuant to the terms and conditions set forth in the Term Sheet (defined below) and this Agreement (the "Transaction");

         WHEREAS, each Consenting Preferred Stockholder is the holder of record or if not a holder of record, then the beneficial owner, of certain issued and outstanding shares of Preferred Stock;

         WHEREAS, the Parties intend to implement the Transaction through a confirmed plan of reorganization for the Company (the "Plan") in a voluntary bankruptcy case (the "Bankruptcy Case") to be commenced by the Company by filing a petition (the "Petition") under chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss.101-1330 (as amended, the "Bankruptcy Code")

         WHEREAS, the Consenting Noteholders and the Company have entered into the Consenting Noteholders' Voting Agreement dated February 22, 2002 which incorporates therein and makes part thereof the Term Sheet (defined below); and

         WHEREAS, in accordance with the terms and conditions of the Term Sheet (defined below) and the Consenting Noteholders' Voting Agreement, the allocation of the Equityholder Newco Common Stock under the Plan as between the Preferred Stockholders and the Common Stockholders shall be determined subject to negotiations with the Preferred Stockholders and the Common Stockholders prior to the filing of the Plan; provided that in the event no agreement can be reached on such allocation, the Company's Board of Directors shall determine such allocation;

         WHEREAS, in accordance with the terms and conditions of the Term Sheet and the Consenting Noteholders' Voting Agreement, subsequent to negotiations with certain of the Preferred Stockholders and certain of the Common Stockholders, the Company's management and advisors have recommended that the Equityholder Newco Common Stock will be allocated (the "Equityholder Newco Common Stock Allocation") under the Plan and in accordance with the terms and conditions of the Term Sheet, the Consenting Noteholders' Voting Agreement and this Agreement as follows (i) thirteen and one-half percent (13.5%) of the Newco Common Stock will be allocated for distribution on a pro rata basis to the Preferred Stockholders based on the liquidation preference plus accumulated dividends of such holder's Preferred Stock and (ii) one and one-half percent (1.5%) of the Newco Common Stock will be allocated to be distributed on a pro rata basis by the Common Stockholders based on the number of shares of Common Stock held by such holder;

         WHEREAS, the Company's Board of Directors has duly approved the Equityholder Newco Common Stock Allocation;

         WHEREAS, certain of the Consenting Noteholders have executed agreements (collectively, the "Consenting Noteholder Side Agreement") agreeing to the Equityholder Newco Common Stock Allocation as set forth in this Agreement; and

         WHEREAS, subject to execution of definitive documentation and appropriate approvals of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the following sets forth the agreement between the Parties concerning their respective obligations.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    AGREEMENT

SECTION 1. MEANS FOR EFFECTUATING THE TRANSACTION. To implement the Transaction, the Company has agreed, on the terms and conditions set forth herein and pursuant to the terms and conditions of the Term Sheet (defined below), to consummate, and to cause each of its direct and indirect subsidiaries to consummate (to the extent necessary), the Transaction through the Plan, the requisite acceptances of which will be solicited after the Company commences the Bankruptcy Case by filing the Petition under chapter 11 of the Bankruptcy Code, and to use its commercially reasonable best efforts to have the Plan confirmed by the Bankruptcy Court, as expeditiously as possible under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the local bankruptcy rules of the Bankruptcy Court (the federal and local rules being, the "Bankruptcy Rules"). Prior to the Filing Date, the Company will determine whether any of its operating subsidiaries will also file petitions under chapter 11 of the Bankruptcy Code commencing reorganization cases (the "Chapter 11 Cases").
SECTION 2. CONDUCT OF BUSINESS PENDING THE EFFECTIVE DATE OF PLAN. The Company agrees that, prior to the Effective Date, unless otherwise expressly permitted by this Agreement, the Company:

         (d) shall not, at any time following the Filing Date, disburse or transfer any cash, securities or other assets or property outside the ordinary course of business without Bankruptcy Court approval;

         (e) shall not repurchase, exchange, redeem or otherwise retire any of its (i) Notes for aggregate consideration exceeding 15.5% of the principal amount of any Note or (ii) Preferred Stock for aggregate consideration exceeding $1 per share;

         (f) shall and shall cause each of its direct and indirect subsidiaries to maintain its good standing under the laws of the State or other jurisdiction in which it is incorporated or organized; and

         (g) shall not cause to change the total number of outstanding shares of, and liquidation preferences per share (excluding accrued and unpaid dividends and the liquidation preference dollar amount solely by reason of the accrued and unpaid dividends included therein) of, its Series C and Series D Preferred Stock set forth on Schedule A to this Agreement.

SECTION 3. TERM SHEET. The term sheet, dated as of February 22, 2002 annexed hereto as Exhibit A (the "Term Sheet"), is incorporated herein and is made part of this Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Term Sheet. The general terms and conditions of the Transaction are set forth in the Term Sheet, however, the Term Sheet is supplemented by the terms and conditions of this Agreement. With respect to the terms of this Agreement, in the event of any inconsistencies between the terms of this Agreement and the Term Sheet, this Agreement shall govern.

SECTION 4. CONSENTING PREFERRED STOCKHOLDERS' COMMITMENTS REGARDING A
           TRANSACTION.

         4.01. VOTE SUBJECT TO COURT APPROVED DISCLOSURE STATEMENT.


         Each Consenting Preferred Stockholder agrees that:

         (a) so long as it (or a client or an account for which it has discretion) is the holder of record or the beneficial owner of Preferred Stock, subject to the conditions that (i) the material terms of any applicable agreements implementing the Transaction, including, without limitation, the Plan, and all final documents that are material to the Transaction including, but not limited to, the amended and restated certificate of incorporation and by-laws, embody and are consistent in all material respects with the terms and conditions set forth in the Term Sheet and this Agreement, (ii) all agreements that are material to the Transaction have been or will be entered into by all applicable parties and have or will become valid, binding and enforceable, (iii) the Plan and all final documents that are material to the Transaction shall, with respect to any material provision affecting the Consenting Preferred Stockholders, be in form and substance reasonably satisfactory to Consenting Preferred Stockholders holding at least 50% of the outstanding shares of Preferred Stock (a "Consenting Preferred Stockholders' Majority") which such approval shall not be unreasonably withheld, (iv) no Consenting Preferred Stockholders' Termination Event shall have occurred and be continuing and not waived or cured in accordance with the terms and conditions set forth in this Agreement, (v) no Consenting Noteholders' Termination Event shall have occurred and be continuing, and not waived or cured in accordance with the terms and conditions set forth in the Term Sheet and the Consenting Noteholders' Voting Agreement, (vi) the Company has not terminated this Agreement after the occurrence of a Company Termination Event and none of its direct and indirect subsidiaries shall have taken any action materially inconsistent with the terms and conditions set forth in this Agreement, (vii) no other termination of this Agreement has occurred pursuant to the terms set forth under Section 8 and Section 11.08 of this Agreement, and (viii) the Equityholder Newco Common Stock shall be allocated under the Plan as provided in subparagraph
(b) of this Section 4.01, it shall, when solicited, subject to the acknowledgements contained in Section 9 hereof, vote to support the Plan; provided, however, that no Consenting Preferred Stockholder shall be barred from
(1) objecting to compliance with Bankruptcy Code section 1125 or other applicable law relating to the sufficiency of the disclosures contained in the accompanying disclosure statement for the Plan (the "Disclosure Statement"), if it believes the Disclosure Statement or other document received by such Consenting Preferred Stockholder lacks adequate information (as defined in section 1125(a)(1) of the Bankruptcy Code) or contains a material misstatement or omission or (2) taking any action that does not directly or indirectly conflict with the provisions of the Term Sheet; provided, further, that in accordance with the terms and conditions set forth in the Term Sheet and this Agreement, if the class of Preferred Stockholders under the Plan reject the Plan and accordingly no distribution is made to the class of Preferred Stockholders under the Plan, the agreement of a Consenting Preferred Stockholder to vote to support the Plan pursuant to subparagraph (a) above shall not constitute a waiver of such Consenting Preferred Stockholder's right to object, if any, to the application by the Bankruptcy Court of such provision in the Plan providing for no distribution to be made to the Preferred Stockholders; and

         (b) the Equityholder Newco Common Stock will be allocated under the Plan and in accordance with the terms and conditions of the Term Sheet, the Consenting Noteholders' Voting Agreement and this Agreement as follows (i) thirteen and one-half percent (13.5%) of the Newco Common Stock shall be allocated for distribution on a pro rata basis to the Preferred Stockholders based on the liquidation preference plus accumulated dividends of such holder's Preferred Stock and (ii) one and one-half percent (1.5%) of the Newco Common Stock shall be allocated to be distributed on a pro rata basis by the Common Stockholders based on the number of shares of Common Stock held by such holder; provided, however, that if the Equityholder Newco Common Stock is subject to any percentage increase (in accordance with any downward adjustment made to the Noteholder Newco Common Stock, as set forth in the Term Sheet), then the Equityholder Newco Common Stock shall be allocated in accordance with the terms and conditions of the Term Sheet, the Consenting Noteholders' Voting Agreement and this Agreement as follows (i) ninety percent (90%) of the Equityholder Newco Common Stock shall be allocated for distribution on a pro rata basis to the Preferred Stockholders based on the liquidation preference plus accumulated dividends of such holder's Preferred Stock and (ii) ten percent (10%) of the Equityholder Newco Common Stock shall be allocated to be distributed on a pro rata basis by the Common Stockholders based on the number of shares of Common Stock held by such holder; provided, further, that the Equityholder Newco Common Stock shall be subject to dilution by the Employee Option, as set forth in the Term Sheet.

         4.02. TRANSFER OF CLAIMS, INTERESTS AND SECURITIES.

         Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Preferred Stockholder to sell, use, assign, transfer or otherwise dispose of any of the securities of, or claims against, the Company, provided, however, that for a period commencing as of the date such Consenting Preferred Stockholder executes this Agreement until the earlier to occur of (i) the occurrence of a Consenting Preferred Stockholders' Termination Event that has not been waived or cured in accordance with the terms and conditions of this Agreement, (ii) the occurrence of a Consenting Noteholders' Termination Event that has not been waived or cured in accordance with the terms and conditions of the Term Sheet and the Consenting Noteholders' Voting Agreement, (iii) the Company's termination of this Agreement after the occurrence of a Company Termination Event, (iv) any other termination of this Agreement pursuant to the terms set forth under Section 8 and Section
11.08 of this Agreement and (v) the Effective Date of the Plan (such period, the "Restricted Period"), such transfer shall be void and without effect unless and until the transferee delivers to the Consenting Preferred Stockholder transferor and the Company, within five (5) days after the date of such transfer, a written agreement containing, among other things, a provision substantially similar to the provision set forth in Exhibit B attached hereto pursuant to which such transferee shall assume all obligations of the Consenting Preferred Stockholder transferor hereunder in respect of the Preferred Stock transferred (such transferees, if any, to also be a "Consenting Preferred Stockholder" hereunder); provided that any securities of the Company acquired by a Consenting Preferred Stockholder after the date such Consenting Preferred Stockholder executes this Agreement shall not be subject to the restrictions on transfer and the assumption of obligations by any transferee as set forth in this Section 4.02.

         4.03 REPRESENTATION OF THE COMPANY.

         The Company represents that, as of the date hereof, (a) the total issued and outstanding shares of each of Series C and Series D Preferred Stock are as set forth in Schedule A to this Agreement, and there are no other shares of any series of Preferred Stock issued and outstanding and (b) the liquidation preferences per share (excluding accrued and unpaid dividends and the liquidation preference dollar amount solely by reason of the accrued and unpaid dividends included therein) for each of Series C and Series D Preferred Stock are as set forth on Schedule A to this Agreement.

         4.04. REPRESENTATION OF CONSENTING PREFERRED STOCKHOLDERS' HOLDINGS.

         Each of the Consenting Preferred Stockholders represents that, as of the date such Consenting Preferred Stockholder executes and delivers this Agreement, it is the beneficial owner of, and/or the investment adviser or manager (with the power to vote and dispose of all or substantially all of the issued and outstanding shares of Preferred Stock and/or issued and outstanding shares of Common Stock, as set forth on its signature page (collectively, the "Relevant Securities") on behalf of their beneficial owners) of discretionary accounts for the holders or beneficial owners of the Relevant Securities.

SECTION 5. THE COMPANY'S UNDERTAKINGS.

         5.01 CONSUMMATION OF TRANSACTIONS AND CONFIRMATION OF PLAN.

         After the Filing Threshold Date, the Company shall, and shall cause its direct and indirect subsidiaries, to, as applicable, to (i) take all acts necessary to effectuate and consummate the transactions contemplated by the Term Sheet and the Plan as expeditiously as possible and (ii) implement all steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Plan, in each case, as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules.

         5.02 THIRD PARTY APPROVALS.

         The Company shall use its commercially reasonable best efforts, and shall cause its direct and indirect subsidiaries to use their commercially reasonable best efforts, to obtain all regulatory, governmental, administrative, and third party approvals of the Transaction and confirmation of the Plan.

SECTION 6. MUTUAL REPRESENTATIONS, WARRANTIES, AND COVENANTS. Each of the Parties represents, warrants, and covenants to the others the following as of the date of this Agreement, each of which is a continuing representation, warranty, and covenant:

         6.01. ENFORCEABILITY.

         This Agreement is a legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

         6.02. NO CONSENT OR APPROVAL.

         Except as expressly provided in this Agreement, no consent or approval is required by any other person or entity in order for it to carry out the provisions of this Agreement.

         6.03 POWER AND AUTHORITY. Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

         6.04 AUTHORIZATION. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

         6.05 GOVERNMENTAL CONSENTS. The execution, delivery and performance by it of this Agreement do not and shall not require any registration, filing, consent, approval, or notice to, or other action by, any federal, state or other governmental authority or regulatory body, except (i) such filings as may be necessary and/or required under the federal securities laws,

(ii) in connection with the Bankruptcy Case, the approval of the Disclosure Statement and confirmation of the Plan, (iii) any filings, notifications, or approvals required by the regulatory body of one or more jurisdictions, including but not limited to California, Nevada, and North Carolina, and (iv) any filings, notifications, or approvals required by the regulatory body of one or more jurisdictions, including but not limited to Ohio, that are required to be made or obtained by any party before that party, directly or indirectly, owns, controls, holds the power to vote, of holds the power to vote proxies that constitute, a percentage of the total voting power of the Company and/or Mpower Communications Corp. that would result in that party acquiring actual or presumed control thereof.

         6.06 MUTUAL RELEASE. It has executed and delivered to the other a mutual release, substantially similar to the form annexed hereto as Exhibit C (each, a "Mutual Release").

SECTION 7. NO WAIVER OF PARTICIPATION AND RESERVATION OF RIGHTS. Except as expressly provided in this Agreement and in any Mutual Release between a Consenting Preferred Stockholder and the Company referred to in Section 10 hereof, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Consenting Preferred Stockholders to protect and preserve its rights, remedies and interests, including without limitation, its claims against the Company or its full participation in any Bankruptcy Case filed by the Company or any of its affiliates and subsidiaries. If the transactions contemplated by this Agreement or in the Plan are not consummated, the Parties fully reserve any and all of their rights.


SECTION 8. TERMINATION EVENTS OF AGREEMENT. The termination events for this Agreement shall be the Consenting Preferred Stockholders' Termination Events. "Consenting Preferred Stockholders' Termination Event" means any of the following events:

         (a) the Company shall have materially breached any material provision of the Term Sheet or this Agreement;

         (b) the Plan does not provide that the Equityholder Newco Common Stock will be allocated as provided in Section 4.01(b) of this Agreement;

         (c) the Confirmation Order confirming a Plan in accordance with the terms and conditions of the Term Sheet and this Agreement has been reversed on appeal and shall have become a final order;

         (d) the Bankruptcy Court does not confirm the Plan on or before one hundred and forty (140) days after the Filing Date;

         (e) a trustee or examiner with enlarged powers shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in Chapter 11 cases;

         (f) the Chapter 11 Cases shall have been converted to cases under chapter 7 of the Bankruptcy Code;

         (g) the Plan provides or is modified to provide for any terms that are materially adverse to or materially inconsistent with the terms set forth in the Term Sheet or this Agreement (to the extent applicable); and

         (h) after filing the Plan, the Company (i) submits a second or amended plan of reorganization or liquidation that does not incorporate all the material terms of the Term Sheet and this Agreement (to the extent applicable) or (ii) moves to withdraw or withdraws the Plan unless such withdrawal is necessary to give effect to the Sale of Assets provision under the Term Sheet.

SECTION 9. ACKNOWLEDGMENT. This Agreement and the Term Sheet and the transactions contemplated herein and therein are the product of negotiations between the Company, the Ad Hoc Committee and the Preferred Stockholders and their respective representatives. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan. Each of the Consenting Preferred Stockholders' acceptance of the Plan will not be solicited until it has received a Disclosure Statement approved by the Bankruptcy Court.

SECTION 10. EFFECTIVENESS; AMENDMENTS. This Agreement shall become effective and binding upon each of the Parties that have executed and delivered counterpart signature pages hereto. Each Consenting Preferred Stockholder acknowledges, by its execution of this Agreement, that the Company has executed and delivered a counterpart signature page to this Agreement as of the date hereof. Once effective, this Agreement may not be modified, amended, or supplemented (except as expressly provided herein) as to any Consenting Preferred Stockholder except in writing signed by the Company and such Consenting Preferred Stockholder.

SECTION 11. MISCELLANEOUS.

         11.01. FURTHER ASSURANCES.

         The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties herein, whether the same occurs before or after the date of this Agreement.

         11.02. COMPLETE AGREEMENT.

         This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party. All Parties shall receive advance written notice of any proposed material changes to the Plan.

         11.03. PARTIES.

         This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in
Section 4.02 hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         11.04. HEADINGS.

         The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

         11.05. GOVERNING LAW.

         THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

         11.06. EXECUTION OF AGREEMENT.

         This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

         11.07. INTERPRETATION.

         This Agreement is the product of negotiations between the Company, the Ad Hoc Committee and the Preferred Stockholders and their respective representatives, and the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

         11.08. TERMINATION.

         This Agreement shall automatically terminate and have no further force or effect if (i) the Conditions have not been satisfied (and the Filing Threshold Date has not occurred) on or before March 29, 2002, (ii) the Company has terminated the Consent Solicitation and the Conditions have not been satisfied at such time, (iii) the Consenting Noteholders' Voting Agreement has been terminated; or (iv) any of the Consenting Preferred Stockholders' Termination Events shall have occurred, unless (x) the occurrence of such Consenting Preferred Stockholders' Termination Event is waived in writing within five (5) business days of its occurrence by a Consenting Preferred Stockholders' Majority; or (y) the Consenting Preferred Stockholders' Termination Event that has occurred is that set forth under subparagraph (a) in Section 8 of this Agreement, in which case, to properly terminate this Agreement (A) written notice must be provided to the Company by a Consenting Preferred Stockholders' Majority that (1) the Company has materially breached a material provision of the Term Sheet or this Agreement and (2) sets forth the provisions of the Term Sheet and/or this Agreement that have been breached;

provided that the Company hereby agrees to waive the requirement (if any) that the automatic stay in effect pursuant to section 362 of the Bankruptcy Code (the "Automatic Stay") be lifted in connection with giving such notice (and not to object to the Consenting Preferred Stockholders seeking to lift the Automatic Stay in connection with giving such notice, if necessary), and (B) a ten (10) day cure period with respect to such breach shall have occurred and such breach remains uncured. In addition to any other termination provisions contained in this Agreement, this Agreement shall be terminable (i) by the Company via written notice to each Consenting Preferred Stockholder, if at any time the aggregate holdings of the Consenting Preferred Stockholders is less than 66?% of the outstanding shares of Preferred Stock, (ii) by the Company via written notice to each Consenting Preferred Stockholder, if the terms and conditions set forth in the Term Sheet or this Agreement are materially breached by a Consenting Preferred Stockholders' Majority, and (iii) via written notice to all of the Parties upon unanimous written agreement of the Company and a Consenting Preferred Stockholders' Majority to terminate this Agreement; provided, however, that such termination of this Agreement shall not restrict the Parties' remedies for a prior breach hereof. If any Consenting Preferred Stockholders' Termination Event occurs and has not been waived or cured, or the Company terminates the Term Sheet or this Agreement after the occurrence of a Company Termination Event at a time when approval of the Bankruptcy Court shall be required for a Consenting Preferred Stockholder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Plan, the Company shall not oppose any attempt by such Consenting Preferred Stockholder to change or withdraw (or cause to be changed or withdrawn) such votes at such time. If this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights and shall have no continuing liability or obligation to any other party hereto; provided that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

         11.09. SUCCESSORS AND ASSIGNS.

         This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in the Bankruptcy Cases. The agreements, representations and obligations of the Consenting Preferred Stockholders under this Agreement are, in all respects, several and not joint.

         11.10. NOTICES.

         All notices hereunder shall be deemed given if in writing and delivered, if sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses and telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice)

                  (3)      IF TO THE COMPANY, TO:

                           Mpower Holding Corporation
                           Mpower Communication Corp.
                           175 Sully's Trail, Suite 300

                           Pittsford, NY 14534
                           Attention:  Russell I. Zuckerman,
                                       Senior Vice President,
                                       General Counsel and Secretary
                           Telecopier: (585) 218-0165

                           WITH COPIES TO:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY 10022-6069
                           Attention:  Douglas P. Bartner, Esq.
                           Telecopier: (212) 848-7179

                  (4) IF TO A CONSENTING PREFERRED STOCKHOLDER OR A TRANSFEREE THEREOF, TO THE ADDRESSES OR TELECOPIER NUMBERS SET FORTH BELOW FOLLOWING THE CONSENTING PREFERRED STOCKHOLDER'S SIGNATURE (OR AS DIRECTED BY ANY TRANSFEREE THEREOF), AS THE CASE MAY BE.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.


                                      MPOWER HOLDING CORPORATION



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



           [CONSENTING PREFERRED STOCKHOLDERS SIGNATURE PAGES FOLLOW]











                     SIGNATURE PAGE TO THE VOTING AGREEMENT
      BY AND AMONG MPOWER HOLDING CORPORATION AND THE CONSENTING PREFERRED
                           STOCKHOLDERS PARTY THERETO

Date Executed:  March __, 2002
                                     -------------------------------------------
                                     PRINT NAME OF CONSENTING PREFERRED
                                     STOCKHOLDER

                                     -------------------------------------------
                                     Name:
                                     Title:

                                     Address:
                                            ------------------------------------

                                     Attention:
                                              ----------------------------------
                                     Telephone:
                                              ----------------------------------
                                     Facsimile:
                                              ----------------------------------

                                     Aggregate number of shares issued and
                                     outstanding Series C Preferred Stock
                                     beneficially owned or managed on behalf of accounts that hold or beneficially own such securities, and subject to the terms and conditions of this Agreement:

                                     -------------------------------------------

                                     Aggregate number of shares of issued and outstanding Series D Preferred Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities, and subject to the terms and conditions of this Agreement:

                                     -------------------------------------------

                                     Aggregate number of shares of issued and outstanding Common Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities:

                                     -------------------------------------------




                   SIGNATURE PAGE TO THE VOTING AGREEMENT BY
 AND AMONG MPOWER HOLDING CORPORATION AND THE CONSENTING PREFERRED STOCKHOLDERS
                                 PARTY THERETO

                                    EXHIBIT A


                                   Term Sheet








                                   [attached]

                                    EXHIBIT B


                        PROVISION FOR TRANSFER AGREEMENT



     The undersigned ("Transferee") hereby acknowledges that it has read and understands the Voting Agreement between Mpower Holding Corporation and [Transferor Consenting Noteholder Name], inter alia, and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound.



                                By:
                                    --------------------------------------------
                                     [Transferee Name]

                                    EXHIBIT C

                             Form of Mutual Release


                                   [attached]

                                                                     Exhibit 4.2


    TERM SHEET FOR EXCHANGE OF (I) CASH AND NEWCO COMMON STOCK FOR 13% SENIOR
              NOTES DUE 2010 (THE "NOTES") ISSUED BY MPOWER HOLDING CORPORATION (THE "COMPANY") AND (II) NEWCO COMMON STOCK FOR SERIES C
 AND SERIES D PREFERRED STOCK (COLLECTIVELY, THE "PREFERRED STOCK")
                             ISSUED BY THE COMPANY

     This term sheet (the "Term Sheet") is being circulated in confidence, in furtherance of settlement discussions, and is entitled to the protection from use or disclosure afforded by Federal Rules of Evidence 408 and any similar applicable federal or state rule of evidence. This Term Sheet is intended to provide an overview of the general terms of a financial restructuring of the Company and is subject to definitive documentation.

     The transactions contemplated below will be consummated pursuant to a pre-negotiated plan of reorganization (the "Plan"), in form and substance reasonably satisfactory to certain holders of the Notes that are members of the ad hoc committee (the "Ad Hoc Committee"), under chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"). The Company believes that if the transactions contemplated by this Term Sheet were to be completed, then the Company may have sufficient cash to fund its operations through the beginning of 2003. Prior to the Filing Date (as defined below), the Company, in its sole discretion but after consultation with the Ad Hoc Committee, will determine whether any of its operating subsidiaries will also file petitions under chapter 11 of the Bankruptcy Code commencing reorganization cases.

Filing Date and Voting Agreement     o  The Company will file a petition under
                                        chapter 11 of the Bankruptcy Code
                                        commencing a reorganization case (the
                                        "Chapter 11 Case") in the United States
                                        Bankruptcy Court for the District of
                                        Delaware (the "Bankruptcy Court") on a
                                        date (the "Filing Date") as soon as is
                                        practicable after the date (the "Filing
                                        Threshold Date") all of the following
                                        conditions (the "Conditions") are
                                        satisfied: (x) holders of the Notes (the
                                        "Noteholders") holding an aggregate
                                        principal amount of not less than
                                        66 2/3% of all outstanding Notes (the
                                        "Filing Threshold") agree to become a
                                        party to a voting agreement in form and
                                        substance satisfactory to the Company
                                        (the "Voting Agreement") by executing
                                        and delivering a counterpart signature
                                        page to such Voting Agreement to the
                                        Company (those Noteholders becoming a
                                        party to the Voting Agreement being
                                        "Consenting Noteholders") and the
                                        Company's Board of Directors duly
                                        approves the terms and conditions of
                                        such Voting Agreement and this Term
                                        Sheet, (y) the Company has completed
                                        soliciting (the "Consent Solicitation")
                                        all Noteholders to provide such holders
                                        an opportunity to
                                        become party to the Voting Agreement;
                                        and (z) the Plan is otherwise
                                        confirmable with respect to the
                                        requirements set forth under Section
                                        1129(a)(10) of the Bankruptcy Code, as
                                        determined in good faith after
                                        consultation with the Ad Hoc Committee
                                        within three (3) business days after the completion of the Consent Solicitation;
                                        provided that the Filing Date in any
                                        case shall occur no later than the later of (A) April 30, 2002 and (B) fifteen
                                        (15) business days after the Filing
                                        Threshold Date; and provided, further,
                                        that the Company may earlier commence
                                        the Chapter 11 Case whether or not all
                                        of the Conditions have been satisfied.

                                      o The Consenting Noteholders and the
                                        Company will implement this Term Sheet
                                        through the Voting Agreement, which
                                        will, among other things, contain (i)
                                        fiduciary duty exclusions with respect
                                        to a Consenting Noteholder's service on
                                        an official committee appointed in the
                                        Chapter 11 Case and (ii) a limited
                                        exemption that will exclude purchases of the Company's securities by any Consenting Noteholder after its execution of the Voting Agreement from the terms and conditions set forth in the Voting Agreement.

                                      o In the event a Consenting Noteholder
                                        assigns its claim or interest to a third party, such third party assignor must agree to be bound by the Voting Agreement executed by such Consenting Noteholder.

Treatment of Noteholders              NEWCO COMMON STOCK

                                      o On the effective date of the Plan (the
                                        "Effective Date"), each Noteholder will
                                        receive its pro rata share of the
                                        Noteholder Newco Common Stock.
                                        "Noteholder Newco Common Stock" means
                                        eighty-five percent (85%) of the
                                        reorganized Company's ("Newco") issued
                                        and outstanding common stock on the
                                        Effective Date (the "Newco Common
                                        Stock"); provided that to the extent
                                        that the Company acquires any Notes in
                                        the open market prior to the Effective
                                        Date and the class comprised of the
                                        holders of the Preferred Stock (the
                                        "Preferred Stockholders") under the Plan accepts the

                                        Plan in the Chapter 11 Case, the
                                        percentage of the "Noteholder Newco
                                        Common Stock" shall be reduced by the
                                        percentage of Notes acquired by such
                                        open market acquisitions.

                                      o For example, if the Company acquires 50%
                                        of the Notes outstanding prior to the
                                        Effective Date and the class of
                                        Preferred Stockholders under the Plan
                                        accepts the Plan in the Chapter 11 Case, the Noteholders will receive 42.5% of the Newco Common Stock, and the Preferred Stockholders and the Common Stockholders will own in the aggregate 57.5% of the Newco Common Stock. However, in the event that the class of Preferred Stockholders under the Plan rejects the Plan in the Chapter 11 Case, the Noteholders in this example would receive 100% of the Newco Common Stock, and as set forth below, the Preferred Stockholders and the Common Stockholders would not receive any Newco Common Stock under the Plan.

                                      o The total issued and outstanding Newco
                                        Common Stock on the Effective Date shall be approximately 65 million shares, excluding any shares issued in connection with the Employee Options.

                                      o On the Effective Date, the Noteholder
                                        Newco Common Stock will be subject to
                                        dilution only by the Employee Options
                                        (defined below) and will not be diluted
                                        in connection with either any
                                        restructuring of the Senior Secured
                                        Notes (defined below) or any Operating
                                        Company claims; provided that at any
                                        date after the Effective Date the
                                        Noteholder Newco Common Stock may be
                                        subject to dilution by any dilutive
                                        action duly approved by the Newco Board
                                        of Directors.

                                      o The Noteholder Newco Common Stock will
                                        be freely transferable.

                                      o Noteholders that individually receive in
                                        excess of ten percent (10%) of the Newco
                                        Common Stock under the Plan shall have
                                        reasonable piggyback registration rights and reasonable demand registration rights, unless, with respect to the demand registration rights only, a Noteholder receives an opinion of counsel for the Company, reasonably satisfactory to such demanding Noteholder, that such Noteholder's Newco Common Stock is freely transferable. The terms of such registration rights shall be incorporated under a registration rights agreement to be negotiated in good faith by the Company and the Noteholders and Preferred Stockholders (if any) that individually receive in excess of ten percent (10%) of the Newco Common Stock under the Plan.

Treatment of holders of Preferred     o If the class of Preferred Stockholders
Stock and holders of Common Stock       under the Plan accepts the Plan during
(the "Common Stockholders") if the      the Chapter 11 Case, then on the
class of Preferred Stockholders under   Effective Date the Preferred
the Plan accepts the Plan in the        Stockholders and Common Stockholders,
Chapter 11 Case                         in collectively, will own fifteen
                                        percent (15%) of the Newco Common Stock
                                        (the "Equityholder Newco Common Stock"), subject to any percentage increase (in accordance with any downward adjustment made to the Noteholder Newco Common
                                        Stock, as described above and below) and to dilution by the Employee Options
                                        (defined below).

                                      o For example, if the Company acquires 50%
                                        of the Notes outstanding prior to the
                                        Effective Date and the class of
                                        Preferred Stockholders under the Plan
                                        accepts the Plan in the Chapter 11 Case, the Noteholders will receive 42.5% of the Newco Common Stock, and the Preferred Stockholders and the Common Stockholders will own in the aggregate 57.5% of the Newco Common Stock. However, in the event that the class of Preferred Stockholders under the Plan rejects the Plan in the Chapter 11 Case, the Noteholders in this example would receive 100% of the Newco Common Stock, and as set forth below, the Preferred Stockholders and the Common Stockholders would not receive any Newco Common Stock under the Plan.

                                      o The allocation of the Equityholder Newco
                                        Common Stock under the Plan as between
                                        the Preferred Stockholders and the
                                        Common Stockholders will be determined
                                        subject to further negotiations with the Preferred Stockholders and the Common Stockholders prior to the filing of the Plan. In the event that no agreement can be reached on such allocation prior to the filing of the Plan, the Company's Board of Directors shall determine the allocation of the Equityholder Newco Common Stock under the Plan.

                                      o The Preferred Stockholder Newco Common
                                        Stock will be freely transferable.

                                      o Preferred Stockholders that individually
                                        receive in excess of ten percent (10%)
                                        of the Newco Common Stock under the Plan shall have reasonable piggyback registration rights and reasonable demand registration rights, unless, with respect to the demand registration rights only, a Preferred Stockholder receives an opinion of counsel for the Company, reasonably satisfactory to such demanding Preferred Stockholder, that such Preferred Stockholder's Newco Common Stock is freely transferable. The terms of such registration rights shall be incorporated under a registration rights agreement to be negotiated in good faith by the Company and the Preferred Stockholders (if any) and Noteholders that individually receive in excess of ten percent (10%) of the Newco Common Stock under the Plan.

Treatment of Noteholders, Preferred   o If the class of Preferred Stockholders
Stockholders and Common Stockholders    under the Plan rejects the Plan in the
if the class of Preferred               Chapter 11 Case, the Preferred
Stockholders under the Plan rejects     Stockholders and Common Stockholders
the Plan in the Chapter 11 Case         will not receive any distribution under
                                        the Plan, and "Noteholder Newco Common
                                        Stock" (defined above) shall instead
                                        mean one hundred percent (100%) of the
                                        Newco Common Stock.


Treatment of Certain Operating        o Impaired creditors in respect of
Company Impaired Creditors              rejected executory contracts or
                                        unexpired leases will be paid up to 100% of their allowed claim in cash and/or promissory notes.

Employees                             o Employees will continue to be eligible
                                        to participate in a stock option plan,
                                        to be approved and adopted by Newco's
                                        Board of Directors, providing for no
                                        more than 10% of the Newco Common Stock
                                        (the "Employee Options"). As part of
                                        such 10% of the Newco Common Stock
                                        allocated for the Employee Options, the
                                        existing 6,336,166 outstanding options
                                        currently
                                        held by employees will remain in place
                                        and retain all of their present terms
                                        and conditions, including, but not
                                        limited to, their strike price. The
                                        strike price at the issuance of any new
                                        Employee Options issued after the
                                        Effective Date shall be determined by
                                        the Newco Board of Directors; provided
                                        that in no event will such options or
                                        warrants have a nominal price.


                                      o The Company's existing Employee Benefit
                                        Trust and all amounts thereunder shall
                                        remain in place pursuant to the Plan for the benefit of employees of the Company or its affiliates in connection with certain severance and retention agreements the Company has established; provided that pursuant to Section 11 of the Voting Agreement, if any Consenting Noteholder is appointed to and serves on any official committee appointed in the Chapter 11 Case, this provision in this Term Sheet shall not be construed so as to limit such Consenting Noteholder's exercise (in the sole discretion of such Consenting Noteholder) of its fiduciary duties and any such exercise (in the sole discretion of such Consenting Noteholder) of such fiduciary duties shall not be deemed to be a breach of the terms of the Voting Agreement.

Repurchases and Redemptions           o Other than with respect to the
                                        consummation of the transactions
                                        contemplated hereby, the Company will
                                        not repurchase, exchange, redeem, tender for or otherwise retire any of its (i) Notes for aggregate consideration exceeding 15.5% of the principal amount of any Note or (ii) Preferred Stock for aggregate consideration exceeding $1 per share (so long as permitted under the Indenture governing the Notes).

Governance                            o The Plan and the amended and restated
                                        certificate of incorporation of Newco
                                        will provide for a Board of Directors of seven members. Four members of the Board of Directors (the "Noteholder
                                        Designees") will initially be nominated
                                        by the Noteholders. At least one of the
                                        Noteholder Designees shall satisfy the
                                        National Association of Securities
                                        Dealers' qualifications to serve on the
                                        Audit Committee of the

                                        Newco Board of Directors. If the class
                                        of Preferred Stockholders under the Plan accepts the Plan in the Chapter 11 Case, one member of Newco's Board of Directors (the "Preferred Stockholder Designee") will initially be nominated by the Preferred Stockholders. If the class of Preferred Stockholders under the Plan rejects the Plan in the Chapter 11 Case, the Noteholder Designees shall consist of five (instead of four) members of Newco's Board of Directors and there shall be no Preferred Stockholder Designee. The names of the Noteholder Designees and the Preferred Stockholder Designee (if any) shall be provided in a written authorized letter by counsel to the Ad Hoc Committee and counsel to the Preferred Stockholders, respectively, to the Company's counsel on or before five
                                        (5) business days before the hearing on
                                        the adequacy of the Disclosure Statement
                                        (defined below) in accordance with
                                        section 1125 and rule 3017 of the
                                        Bankruptcy Code. The Noteholder
                                        Designees and the Preferred Stockholder
                                        Designee (if any) will have the right to serve for a minimum term of two (2) years and the restated certificate of incorporation shall provide that such designees cannot be removed by shareholders without "cause" during their initial two (2) year term. One member of Newco's Board of Directors will be Newco's Chief Executive Officer. The remaining one member of Newco's Board of Directors will be determined by the Company prior to the hearing on the adequacy of the Disclosure Statement (defined below) in accordance with
                                        Section 1125 and rule 3017 of the
                                        Bankruptcy Code.

                                        o Except as provided above, Board
                                        members will be elected in accordance
                                        with the terms of Newco's amended and
                                        restated certificate of incorporation
                                        and by-laws, which shall be consented to as acceptable in form and substance by counsel to the Ad Hoc Committee prior to the filing of the Plan and accompanying disclosure statement (the "Disclosure Statement"). Such consent shall not be unreasonably withheld.

Sale of Assets                        o After the Filing Threshold Date, each
                                        of the Company and the Operating Company shall be permitted, subject to compliance with applicable law, to engage in transactions for (i) any merger, (ii) any consolidation,

                                        (iii) a partial sale of its assets (a
                                        "Partial Asset Sale") and (iv) a sale of all or substantially all of its assets (an "Asset Sale"). Prior to the Effective Date, proceeds from any Partial Asset Sale may be reinvested by the Company in the business to fund the business plan, but may not be distributed to any member of any class of claims against or class of interests in the Company under the Bankruptcy Code if such class is junior to the Notes. Proceeds from any merger, any consolidation or an Asset Sale will be distributed in accordance with the terms and conditions of the Voting Agreement and this Term Sheet pursuant to the Plan, as if the Plan had been consummated; provided that if on the date (the "Plan and Disclosure Statement Filing Date") on which the Company files the Plan and Disclosure Statement the Company cannot make the representation described in subsection (y) in the paragraph below, (the "Creditor Representation"), then the Company shall have ten (10) business days to resolve any claims that may have been asserted by any creditor of the Company (the "Representation Cure Period"); provided, further, that if on the date that is one
                                        (1) business day after the
                                        Representation Cure Period the Company
                                        cannot make the Creditor Representation, then there shall be no agreement on how the proceeds from any merger, consolidation or Assets Sale may be distributed, as set forth above.

                                      o The Voting Agreement will contain, among
                                        other things, (x) a representation by
                                        the Company that, as of the Filing
                                        Threshold Date, the Company (i) has not
                                        resolved to engage in any merger,
                                        consolidation, Partial Asset Sale, Asset
                                        Sale or the purchase or acquisition of
                                        all or a substantial part of the assets
                                        of another entity and (ii) is not a
                                        party to any agreement or engaged in any discussions or negotiations with any person that is reasonably likely to lead to any merger, consolidation, Partial Asset Sale, Asset Sale or purchase or acquisition of all or a substantial part of the assets of another entity, except to the extent previously disclosed to Jefferies & Company, Inc; and (y) a representation by the Company that, as of the Plan and Disclosure Statement Filing Date, the Company does not have any unsecured creditors owed in the aggregate more than twenty thousand dollars ($20,000) other than the Noteholders, the holders of the Senior Secured Notes (defined below), the Operating Company (in connection with intercompany debt), and other than Rothschild Inc., Shearman & Sterling, Jefferies & Company, Inc., and Milbank, Tweed, Hadley & McCloy LLP, to the extent that they are unsecured creditors of the Company as of the Plan and Disclosure Statement Filing Date.

Payment of Interest on the Notes      o In accordance with the Plan (to the
                                        extent that the Plan is filed with the
                                        Bankruptcy Court in accordance with the
                                        terms and conditions of this Term Sheet
                                        and the Voting Agreement), no further
                                        interest payments will be made on the
                                        Notes.

Payment of Dividends on the           o In accordance with the Plan (to the
Preferred Stock                         extent that the Plan is filed with the
                                        Bankruptcy Court in accordance with the
                                        terms and conditions of this Term Sheet
                                        and the Voting Agreement), no payments
                                        will be made in respect of any accrued
                                        or unpaid dividend on any class of
                                        Preferred Stock.


Consent Fee                           NOTES

                                      o Upon the occurrence of the Filing
                                        Threshold Date, each Noteholder that has become a party to the Voting Agreement on or before the Filing Threshold Date in accordance with the terms and conditions of the Consent Solicitation will be entitled to receive a cash payment equal to such holder's pro rata share of $19.025 million (the
                                        "Noteholder Consent Fee"). The
                                        Noteholder Consent Fee will be paid on
                                        the date that is no later than five (5)
                                        business days after the Filing Threshold
                                        Date. If a Consenting Noteholder who has received the Noteholder Consent Fee materially breaches the Voting Agreement or this Term Sheet, such breaching Consenting Noteholder shall return to the Company, and the Company shall have a right to, its Noteholder Consent Fee.

                                      CONSENT SOLICITATION

                                      o The Company shall have no obligation to
                                        commence the Consent Solicitation
                                        unless, and until the date

                                        (the "Consent Solicitation Threshold
                                        Date") on which, Noteholders holding an
                                        aggregate principal amount of not less
                                        than 66 2/3% of all outstanding Notes
                                        are party to the Voting Agreement and
                                        the Company's Board of Directors has
                                        duly approved the terms and conditions
                                        of the Voting Agreement and this Term
                                        Sheet (the "Consent Solicitation
                                        Threshold").

                                      o Provided that the Consent Solicitation
                                        Threshold has been achieved, the Company shall commence the Consent Solicitation on or before ten (10) days after the Consent Solicitation Threshold Date; provided, however, that the Company may (in its sole discretion) commence the Consent Solicitation at any time prior to the Consent Solicitation Threshold Date.

                                      o Each Noteholder that is a Consenting
                                        Noteholder agrees to comply with the
                                        procedures set forth in and agrees to be bound by the terms and conditions of the documents governing the Consent Solicitation in order to become eligible to receive the Noteholder Consent Fee. Such documents will be prepared by the Company and will be subject to the reasonable approval of the counsel to the Ad Hoc Committee prior to the commencement of the Consent
                                        Solicitation.



13% Senior Secured Notes due 2004       Neither the commencement of the Chapter
(the "Senior Secured Notes") and        11 Cases nor the filing of the Plan will
other Creditors                         be conditioned upon a restructuring of
                                        the Senior Secured Notes, provided that
                                        the Company will be entitled to include
                                        the restructuring of the Senior Secured
                                        Notes in the Plan, subject to meeting
                                        the deadlines set forth in this Term
                                        Sheet.

Termination Events:                   o "Consenting Noteholders' Termination
                                        Event", wherever used herein, means any
                                        of the following events (whatever the
                                        reason for such Consenting Noteholders'
                                        Termination Event and whether it will be voluntary or involuntary):

                                        a. the Company's Board of Directors has
                                           not duly approved the terms and
                                           conditions of the Voting Agreement
                                           and this Term

                                           Sheet prior to the commencement of
                                           the Consent Solicitation;

                                        b. the Company has not commenced the
                                           Consent Solicitation on or before ten
                                           (10) days after the Consent
                                           Solicitation Threshold Date (only to
                                           the extent that the Consent
                                           Solicitation Threshold has been
                                           achieved);

                                        c. the Filing Threshold Date does not
                                           occur by March 29, 2002;

                                        d. the Company has not paid the
                                           Noteholder Consent Fee on or before
                                           the date that is no later than five
                                           (5) business days after the Filing
                                           Threshold Date;

                                        e. the Filing Date does not occur by the
                                           later of (A) April 30, 2002 and (B)
                                           fifteen (15) business days after the
                                           Filing Threshold Date;

                                        f. the Plan and Disclosure Statement
                                           Filing Date does not occur on or
                                           before twenty (20) days after the
                                           Filing Date;

                                        g. the Company does not obtain
                                           Bankruptcy Court approval of the
                                           Disclosure Statement on or before
                                           sixty-five (65) days after the Filing
                                           Date;

                                        h. the Bankruptcy Court does not confirm
                                           the Plan on or before one hundred and
                                           forty (140) days after the Filing
                                           Date;

                                        i. the Company does not commence
                                           distributions to the Noteholders and
                                           Preferred Stockholders pursuant to
                                           the Plan within fifteen (15) days
                                           after the Confirmation Order is
                                           entered;

                                        j. the Confirmation Order confirming a
                                           Plan in accordance with the terms and
                                           conditions of the Voting Agreement
                                           and this Term Sheet has been reversed
                                           on appeal and shall have become a
                                           final order;

                                        k. the Noteholder Newco

                                           Common Stock is diluted in connection
                                           with either any restructuring of the
                                           Senior Secured Notes or any Operating
                                           Company claims;

                                        l. a trustee or examiner with enlarged
                                           powers shall have been appointed
                                           under section 1104 or 105 of the
                                           Bankruptcy Code for service in the
                                           Chapter 11 Cases;

                                        m. the Chapter 11 Cases shall have been
                                           converted to cases under chapter 7 of
                                           the Bankruptcy Code;

                                        n. the Company shall have materially
                                           breached any material provision of
                                           the Voting Agreement or this Term
                                           Sheet;

                                        o. the Plan provides or is modified to
                                           provide for any terms that are
                                           materially adverse to or materially
                                           inconsistent with the terms set forth
                                           in this Term Sheet;

                                        p. after filing the Plan, the Company
                                           (i) submits a second or amended plan
                                           of reorganization or liquidation that
                                           does not incorporate all of the
                                           material terms and provisions of this
                                           Term Sheet or (ii) moves to withdraw
                                           or withdraws the Plan unless such
                                           withdrawal is necessary to give
                                           effect to the Sale of Assets
                                           provision under this Term Sheet; and

                                        q. the Company commences the Chapter 11
                                           Case (or otherwise seeks relief under
                                           the Bankruptcy Code) without having
                                           previously paid the Noteholder
                                           Consent Fee.

                                      o The foregoing Consenting Noteholders'
                                        Termination Events are intended solely
                                        for the benefit of the Consenting
                                        Noteholders.

                                      o All provisions of this Term Sheet, the
                                        Voting Agreement, and the Restricted
                                        Period in connection therewith (as
                                        defined in section 4.02 of the Voting
                                        Agreement) shall
                                        terminate (a Consenting Noteholders'
                                        Termination") automatically without the
                                        act of any party to the Voting Agreement upon the occurrence of any of the Consenting Noteholders' Termination
                                        Events, unless (x) the occurrence of
                                        such Consenting Noteholders' Termination
                                        Event is waived in writing within five
                                        (5) business days of its occurrence by a majority of the Noteholders that become a party to the Voting Agreement (a "Consenting Noteholders' Majority"); or
                                        (y) the Consenting Noteholders'
                                        Termination Event that has occurred is
                                        that set forth under subparagraph n.
                                        above, in which case to properly effect
                                        a Consenting Noteholders' Termination
                                        (A) written notice must be provided to
                                        the Company by a Consenting Noteholders'
                                        Majority that (1) the Company has
                                        materially breached a material provision of the Voting Agreement or this Term Sheet and (2) sets forth the provisions of the Voting Agreement and/or this Term Sheet that have been breached; provided that the Company hereby agrees to waive the requirement (if any) that the automatic stay in effect pursuant to section 362 of the Bankruptcy Code (the
                                        "Automatic Stay") be lifted in
                                        connection with giving such notice (and
                                        not to object to the Consenting
                                        Noteholders seeking to lift the
                                        Automatic Stay in connection with giving such notice, if necessary), and (B) a ten (10) day cure period with respect to such breach must have occurred and such breach must remain uncured.

                                      o If any Consenting Noteholders'
                                        Termination Event occurs (and has not
                                        been waived) or the Company terminates
                                        this Term Sheet or the Voting Agreement
                                        after the occurrence of a Company
                                        Termination Event (defined below) at a
                                        time when approval of the Bankruptcy
                                        Court shall be required for a Consenting
                                        Noteholder to change or withdraw (or
                                        cause to be changed or withdrawn) its
                                        votes to accept the Plan, the Company
                                        shall not oppose any attempt by such
                                        Consenting Noteholder to change or
                                        withdraw (or cause to be changed or
                                        withdrawn) such votes at such time.
                                        Unless a Consenting Noteholders'
                                        Termination Event is waived in
                                        accordance with the terms hereof, upon
                                        the occurrence of a Consenting
                                        Noteholders' Termination Event or the
                                        termination of this Term Sheet or the
                                        Voting Agreement by the Company after
                                        the occurrence of a Company Termination
                                        Event, each of the Consenting
                                        Noteholders shall have all of the rights and remedies available to it as existed immediately prior to the date that the parties entered into the Voting Agreement.

                                      o The Company shall, and shall cause each
                                        of its wholly-owned subsidiaries at all
                                        times to immediately advise the
                                        Consenting Noteholders by written notice to counsel to the Ad Hoc Committee, of
                                        (A) any breach of the Voting Agreement
                                        or this Term Sheet by or on behalf of
                                        the Company or (B) of the occurrence of
                                        any Consenting Noteholders' Termination
                                        Event.

                                      o Consenting Noteholders shall immediately
                                        advise the Company of (A) any material
                                        breach of the Voting Agreement or this
                                        Term Sheet by or on behalf of such
                                        holder, (B) the termination of the
                                        Voting Agreement and/or this Term Sheet
                                        by or on behalf of such holder or (C)
                                        the occurrence of a material breach of
                                        any material provision of the Voting
                                        Agreement or this Term Sheet by the
                                        Company pursuant to subparagraph n.
                                        above. The Company will agree to waive
                                        the requirement (if any) that the
                                        Automatic Stay be lifted in connection
                                        with giving any such notice.

                                      o The waiver in writing by a Consenting
                                        Noteholders' Majority of any condition
                                        hereunder or of the occurrence of any
                                        Consenting Noteholders' Termination
                                        Event shall not relieve any other party
                                        of any liability or obligation with
                                        respect to any covenant or agreement set forth in this Term Sheet or the Voting Agreement.

                                      o Upon the occurrence of a Consenting
                                        Noteholders' Termination Event (unless
                                        such Consenting Noteholders' Termination
                                        Event is waived in accordance with the
                                        terms hereof) or upon the Company's
                                        declaration of the occurrence of a
                                        Company Termination Event, this Term
                                        Sheet and the Voting Agreement shall
                                        terminate and no party to the Voting
                                        Agreement shall have any continuing
                                        liability or obligation to any other
                                        party thereto; provided that no such
                                        termination shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination; provided, further, that any termination, except for any termination due to a Company Termination Event, shall not affect the validity of any Noteholder Consent Fee paid to the Consenting Noteholders prior to the effective date of termination and in accordance with this Term Sheet; however, to the extent a termination of the Voting Agreement and this Term Sheet has occurred (except a termination that has occurred pursuant to a Consenting Noteholders' Termination Event set forth under subparagraph n. above) and a Noteholder Consent Fee has been paid to Consenting Noteholders, the amount of the Noteholder Consent Fee shall be used to offset any future interest payment due to the Consenting Noteholders. To the extent that there has been a termination due to a Company Termination Event and a Noteholder Consent Fee has been paid, such Noteholder Consent Fee shall be promptly returned to the Company.


                                      o The Company shall have the right to
                                        terminate (a "Company Termination
                                        Event") this Term Sheet and the Voting
                                        Agreement, by providing written notice
                                        to each of the Consenting Noteholders,
                                        if (A) the Voting Agreement or this Term
                                        Sheet are materially breached by a
                                        Consenting Noteholders' Majority or (B)
                                        on a date after the Filing Threshold
                                        Date (the "Below Noteholder Threshold
                                        Date"), the aggregate holdings of the
                                        Consenting Noteholders is, and continues to be for ten (10) consecutive days beginning on the Below Noteholder Threshold Date, less than 60% of the outstanding principal amount of the Notes.

                                      o Notwithstanding anything to the contrary
                                        contained in this Term Sheet or the
                                        Voting Agreement, the Company will use
                                        its reasonable best efforts in the
                                        Bankruptcy Case to support the payment
                                        of the Noteholder Consent Fee against
                                        any claim or action. In the event that
                                        the Noteholder Consent Fee is required
                                        to be disgorged from the Noteholders and returned to the Company, the Company agrees that it will modify the terms of the Plan to include an additional cash distribution to each Noteholder of its pro rata share of $19.025 million.

Dated:  February 22, 2002

                            MUTUAL RELEASE AGREEMENT

     This Mutual Release Agreement (this "Agreement"), is made by and among (i) the undersigned, solely in its capacity as a holder of 13% Senior Notes due 2010 (the "Notes"), and (ii) Mpower Holding Corporation ("Holding," together with its subsidiaries and affiliates, the "Company") (each of the foregoing, a "Party", and collectively, the "Parties").

     WHEREAS, the Company has outstanding approximately $380.5 million in aggregate principal amount of the Notes, issued pursuant to the an Indenture, dated as of March 24, 2000, by and among Holding and HSBC Bank USA, as trustee (the "Indenture"); and

     WHEREAS, the undersigned and Holding, along with certain other parties, have agreed to enter into a Voting Agreement (the "Voting Agreement") which incorporates the terms of a Term Sheet, dated February __, 2002 (the "Term Sheet"),1 pursuant to which, among other things, the Parties set forth their agreements concerning their respective obligations with respect to a transaction affecting the Notes and the conduct of Holding's voluntary case under chapter 11 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

     1. RELEASE.

        Except as provided for herein, the undersigned, solely in its capacity as a holder of the Notes, and any of its subsidiaries and affiliates and their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, and representatives (collectively, the "Undersigned Released Parties") hereby unequivocally release and forever discharge the Company and any of its subsidiaries and affiliates and their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, representatives, and shareholders, including Providence Equity Partners III LLC, Providence Equity Operating Partners III L.P. and JK & B Management, LLC, (the "Company Released Parties") from any and all claims (including but not limited to claims as defined in 11 U.S.C. ss. 101(5)) arising under or in connection with the Notes held by the undersigned whether or not asserted or raised and existing, or alleged to exist or to have existed, or whether known or unknown, at any time from the beginning of the world to and including the date hereof (collectively, the "Undersigned Claims"), which the Undersigned Released Parties ever had or have or may have at this time against any of the Company Released Parties; provided, however, that the foregoing release shall not apply to any Undersigned Claims (i) relating to the payment (or non-payment) of any principal of, or premium or other charges, if any, and interest under the Indenture or with respect to the Notes, including, without limitation, payment (or non-payment) of any Noteholder Consent Fee due and


----------
1 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Voting Agreement.

payable in accordance with the terms of the Voting Agreement and Term Sheet, and any fees or other charges that become due and payable in accordance with the Indenture or under applicable law or (ii) arising under the terms of the Voting Agreement, the Term Sheet and this Agreement, including, without limitation, any claim relating to a Company Released Party's breach of the Voting Agreement, the Term Sheet or this Agreement or the enforcement of the provisions of such agreements.

     2. RELEASE BY THE COMPANY.

     Except as provided for herein, the Company Released Parties hereby unequivocally release and forever discharge the Undersigned Released Parties from any and all claims (including but not limited to claims as defined in 11 U.S.C. ss. 101(5)) arising under or in connection with the Notes whether or not asserted or raised and existing, or alleged to exist or to have existed, or whether known or unknown, at any time from the beginning of the world to and including the date hereof (collectively, the "Company Claims"), which the Company Released Parties ever had or have or may have at this time against any of the Undersigned Released Parties; provided, however, that the foregoing release shall not apply to any Company Claims arising under the Voting Agreement, the Term Sheet, any confidentiality agreement (a "Confidentiality Agreement") with the Company by which any of the Undersigned Released Parties is bound and this Agreement, including, without limitation, any claim relating to a Undersigned Released Party's breach of the Voting Agreement, the Term Sheet, a Confidentiality Agreement or this Agreement or the enforcement of the provisions of such agreements.

     3. AGREEMENTS.

     The Parties understand and agree (a) that neither this Agreement, nor any part hereof, shall be used or construed as an admission of liability on the part of any Party, (b) that neither this Agreement, nor any part hereof, shall be used as evidence by or against any Party for any purpose, and (c) that each Party has had the opportunity to engage counsel to review this Agreement and advise such Party with respect thereto.

     4. SUCCESSORS AND ASSIGNS.

     The terms of this Agreement shall be binding on the Parties and their respective successors and assigns.

     5. TERMINATION.

     This Agreement, including any releases provided hereunder, shall terminate upon any termination of the Voting Agreement and the Term Sheet and shall not survive any such termination, in which case this Agreement shall be of no further force or effect, and be deemed null and void and to have never existed in any form and each of the Parties hereto shall have all of the rights and remedies available to it as existed immediately prior to the date that the Parties entered into this Agreement.

     6. COUNTERPARTS; FACSIMILE EXECUTION.

     This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement may be executed and delivered by telecopier, provided, however, that the Parties shall endeavor to deliver original counterpart signatures to the other Parties as soon thereafter as practicable.

     7. EFFECTIVENESS.

     This Agreement shall become effective and binding upon each of the Parties that have executed and delivered counterpart signature pages hereto. The undersigned acknowledges, by its execution of this Agreement, that the Company has executed and delivered a counterpart signature page to this Agreement as of the date hereof.

     8. GOVERNING LAW.

     THIS MUTUAL RELEASE AGREEMENT AND THE RELEASES CONTAINED HEREIN SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, the Parties have executed this Mutual Release Agreement as of the latest date written below.

Dated: February __, 2002



                            MPOWER HOLDING CORPORATION,
                            behalf of itself and its subsidiaries and affiliates



                            By:
                               -----------------------------------------
                            Name:   Russell I. Zuckerman, Esq.
                            Title:  Senior Vice President and
                                    General Counsel














                SIGNATURE PAGE TO THE MUTUAL RELEASE AGREEMENT BY
        AND AMONG THE UNDERSIGNED AND MPOWER HOLDING CORPORATION AND ITS
                           SUBSIDIARIES AND AFFILIATES

Dated:  February __, 2002
                                      -----------------------------------
                                      PRINT NAME OF CONSENTING NOTEHOLDER


                                      -----------------------------------
                                      Name:
                                      Title:

                                      Address: --------------------------
                                               --------------------------
                                               --------------------------
                                      Attention: ------------------------
                                      Telephone: ------------------------
                                      Facsimile: ------------------------

                                      Aggregate principal amount of Notes
                                      beneficially owned or managed on behalf of accounts that hold or beneficially own such Notes:


                                      $ ------------------------------


                                      Aggregate number of shares of issued and outstanding Common Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities:

                                      -------------------------------













                SIGNATURE PAGE TO THE MUTUAL RELEASE AGREEMENT BY
        AND AMONG THE UNDERSIGNED AND MPOWER HOLDING CORPORATION AND ITS
                           SUBSIDIARIES AND AFFILIATES

                            MUTUAL RELEASE AGREEMENT

     This Mutual Release Agreement (this "Agreement"), is made by and among (i) the undersigned, solely in its capacity as a holder of Preferred Stock (defined below) and (ii) Mpower Holding Corporation ("Holding," together with its subsidiaries and affiliates, the "Company") (each of the foregoing, a "Party", and collectively, the "Parties").

     WHEREAS, the Company has outstanding approximately $380.5 million in aggregate principal amount of the 13% Senior Notes due 2010 (the "Notes"), issued pursuant to the Indenture, dated as of March 24, 2000, by and among Holding and HSBC Bank USA, as trustee (the "Indenture"); and

     WHEREAS, the Company has issued and outstanding approximately 1.25 million shares of Series C and 3.01 million shares of Series D Preferred Stock (together, the "Preferred Stock"); and

     WHEREAS, the undersigned and Holding, along with certain other parties, have agreed to enter into a Voting Agreement (the "Voting Agreement") which incorporates the terms of a Term Sheet, dated February 22, 2002 (the "Term Sheet"),2 pursuant to which, among other things, the Parties set forth their agreements concerning their respective obligations with respect to a transaction affecting the Notes and the Preferred Stock and the conduct of Holding's voluntary case under chapter 11 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

     9. RELEASE.

        Except as provided for herein, the undersigned, solely in its capacity as a holder of the Preferred Stock, and any of its subsidiaries and affiliates and their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, and representatives (collectively, the "Undersigned Released Parties") hereby unequivocally release and forever discharge the Company and any of its subsidiaries and affiliates and their respective successors, assigns, trustees, agents, and their directors, officers, employees, executives, attorneys, advisors, accountants, representatives, and shareholders, including Providence Equity Partners III LLC, Providence Equity Operating Partners III L.P. and JK & B Management, LLC, (the "Company Released Parties") from any and all claims (including but not limited to claims as defined in 11 U.S.C. ss. 101(5)) arising under or in connection with the Preferred Stock held by the undersigned whether or not asserted or raised and existing, or alleged to exist or to have existed, or whether known or unknown, at any time from the beginning of the world to and including the date hereof (collectively, the "Undersigned Claims"), which the Undersigned Released Parties ever had or have or may have at this time

--------------
2 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Voting Agreement.

against any of the Company Released Parties; provided, however, that the foregoing release shall not apply to any Undersigned Claims against the Company
(i) relating to the payment (or non-payment) of any accrued and unpaid dividends on the Preferred Stock under the Series C Certificate of Designation and/or Series D Certificate of Designation, as the case may be, or (ii) arising under the terms of the Voting Agreement, the Term Sheet or this Agreement, including, without limitation, any claim relating to a Company Released Party's breach of the Voting Agreement, the Term Sheet or this Agreement or the enforcement of the provisions of such agreements.

     10. RELEASE BY THE COMPANY.

         Except as provided for herein, the Company Released Parties hereby unequivocally release and forever discharge the Undersigned Released Parties from any and all claims (including but not limited to claims as defined in 11 U.S.C. ss. 101(5)) arising under or in connection with the Preferred Stock whether or not asserted or raised and existing, or alleged to exist or to have existed, or whether known or unknown, at any time from the beginning of the world to and including the date hereof (collectively, the "Company Claims"), which the Company Released Parties ever had or have or may have at this time against any of the Undersigned Released Parties; provided, however, that the foregoing release shall not apply to any Company Claims arising under the Voting Agreement, the Term Sheet or this Agreement, including, without limitation, any claim relating to a Undersigned Released Party's breach of the Voting Agreement, the Term Sheet or this Agreement or the enforcement of the provisions of such agreements.

     11. AGREEMENTS.

         The Parties understand and agree (a) that neither this Agreement, nor any part hereof, shall be used or construed as an admission of liability on the part of any Party, (b) that neither this Agreement, nor any part hereof, shall be used as evidence by or against any Party for any purpose, and (c) that each Party has had the opportunity to engage counsel to review this Agreement and advise such Party with respect thereto.

     12. SUCCESSORS AND ASSIGNS.

         The terms of this Agreement shall be binding on the Parties and their respective successors and assigns.

     13. TERMINATION.

     This Agreement, including any releases provided hereunder, shall terminate upon any termination of the Voting Agreement or the Term Sheet and shall not survive any such termination, in which case this Agreement shall be of no further force or effect, and be deemed null and void and to have never existed in any form and each of the Parties hereto shall have all of the rights and remedies available to it as existed immediately prior to the date that the Parties entered into this Agreement.

     14. COUNTERPARTS; FACSIMILE EXECUTION.

         This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement may be executed and delivered by telecopier, provided, however, that the Parties shall endeavor to deliver original counterpart signatures to the other Parties as soon thereafter as practicable.

     15. EFFECTIVENESS.

         This Agreement shall become effective and binding upon each of the Parties that have executed and delivered counterpart signature pages hereto. The undersigned acknowledges, by its execution of this Agreement, that the Company has executed and delivered a counterpart signature page to this Agreement as of the date hereof.

     16. GOVERNING LAW.

     THIS MUTUAL RELEASE AGREEMENT AND THE RELEASES CONTAINED HEREIN SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PRINCIPLES.

     IN WITNESS WHEREOF, the Parties have executed this Mutual Release Agreement as of the latest date written below.

Dated: March __, 2002



                            MPOWER HOLDING CORPORATION,
                            behalf of itself and its subsidiaries and affiliates



                            By:
                               -----------------------------------------
                            Name:   Russell I. Zuckerman, Esq.
                            Title:  Senior Vice President and
                                    General Counsel



















               SIGNATURE PAGE TO THE MUTUAL RELEASE AGREEMENT BY
        AND AMONG THE UNDERSIGNED AND MPOWER HOLDING CORPORATION AND ITS
                          SUBSIDIARIES AND AFFILIATES

Dated:  March __, 2002
                                      ----------------------------------
                                      PRINT NAME OF CONSENTING PREFERRED
                                      STOCKHOLDER


                                      --------------------------
                                      Name:
                                      Title:

                                      Address:  -----------------------
                                                -----------------------
                                                -----------------------
                                      Attention:-----------------------
                                      Telephone:-----------------------
                                      Facsimile:-----------------------

                                      Aggregate number of shares of issued and outstanding Series C Preferred Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities:

                                      -------------------------

                                      Aggregate number of shares of issued and outstanding Series D Preferred Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities:


                                      -------------------------

                                      Aggregate number of shares of issued and outstanding Common Stock beneficially owned or managed on behalf of accounts that hold or beneficially own such securities:

                                      -------------------------


                SIGNATURE PAGE TO THE MUTUAL RELEASE AGREEMENT BY
        AND AMONG THE UNDERSIGNED AND MPOWER HOLDING CORPORATION AND ITS
                           SUBSIDIARIES AND AFFILIATES